Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2018 RESULTS

Lake Forest, IL, October 24, 2018 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2018 net income of $207 million, or $2.18 per share, and net income of $211 million, or $2.23 per share, excluding special items. Third quarter net sales were $1.8 billion in 2018 and $1.6 billion in 2017.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2018	2017	Change
Reported Diluted EPS	$2.18	$1.47	$0.71
Special Items Expense (1)	0.05	0.21	(0.16)
Diluted EPS excluding Special items	$2.23	$1.68	$0.55

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings include $.05 per share of special items expense in the third quarter of 2018 and $.21 per share in the third quarter of 2017, primarily for certain costs related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at our Wallula, Washington mill to linerboard. Excluding special items, the $.55 per share increase in third quarter 2018 earnings compared to the third quarter of 2017 was driven primarily by higher prices and mix $.38 and volumes $.37 in our Packaging segment, higher prices and mix in our Paper segment $.13, lower wood and recycled fiber costs $.04, and a favorable tax rate $.26 primarily resulting from Tax Reform changes. These items were partially offset by lower volumes in our Paper segment ($.14), higher operating costs ($.28), higher freight and logistics expenses ($.08), higher scheduled maintenance outage costs ($.05), higher converting costs ($.02), higher depreciation expense ($.03), and other costs ($.03).

Results were $.09 above third quarter guidance of $2.14 per share primarily due to higher prices and mix in our Packaging and Paper segments and higher volumes in our Paper segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2018	2017
Segment income (loss)
Packaging	$284.4	$263.2
Paper	32.3	(2.6)
Corporate and Other	(18.2)	(18.0)
	$298.5	$242.6

Segment income (loss) excluding special items
Packaging	$289.9	$264.3
Paper	32.9	23.0
Corporate and Other	(18.4)	(18.0)
	$304.4	$269.3

EBITDA excluding special items
Packaging	$378.2	$343.0
Paper	44.1	37.5
Corporate and Other	(16.5)	(16.3)
	$405.8	$364.2

In the Packaging segment, total corrugated products shipments with one additional workday were up 8.2% and shipments per day were up 6.5% over last year’s third quarter. Containerboard production was 1,087,000 tons, and containerboard inventory was up 50,000 tons from the second quarter of 2018 and up 84,000 tons compared to the third quarter of 2017, partially due to the addition of recently acquired Sacramento Container. In the Paper segment, compared to the third quarter of 2017, sales volumes were 14% lower and inventories were 39% lower, primarily due to discontinuing the paper business at the Wallula Mill.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Our containerboard and corrugated products price increases continued to be implemented as planned, and demand in our Packaging segment remained strong. Our containerboard mills ran very well, and we set an all-time quarterly containerboard sales volume record. Our containerboard inventory levels were higher due to the addition of our Sacramento Container acquisition, along with the need to maintain appropriate inventory in certain areas of the country to help minimize the transportation and freight challenges we continue to experience. In addition, higher inventory levels were required to prepare for the fourth quarter extended outage at our Wallula Mill to complete the containerboard conversion work that we have spoken about previously. Market conditions in our Paper segment remained very tight as we continue to have good volume along with low inventories, and our prices and mix were slightly better than anticipated. The benefits of the strong market conditions in both of our segments helped us offset higher inflation in many of our operating and converting costs as well as higher freight and logistics expenses.”

“Looking ahead to the fourth quarter,” Mr. Kowlzan added, “we expect Packaging segment demand to remain strong although there will be two less shipping days, and we expect a seasonally less rich mix in corrugated products, compared to the third quarter. In our Paper segment, we will continue implementing our recently announced price increases, but expect a seasonally less rich mix. Although paper volumes will be seasonally lower, we expect demand to remain strong as we manage our already tight inventory levels. With seasonally colder weather, fuel costs are expected to be higher across the company, and we expect continued inflation in most of our operating and converting costs, including incremental wage pressure with a tighter labor market. We will also have an extended outage at our Wallula Mill to complete the remaining work related to the conversion of the No. 3 machine from paper to linerboard. Considering these items, we expect fourth quarter earnings of $2.15 per share.

We present various non-GAAP financial measures in this press release, including net income and diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently expect special items in the fourth quarter to include accounting charges, fees, and expenses related to the Wallula Mill paper machine conversion from paper to linerboard. Additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 95 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2018 Earnings Conference Call

WHEN:	Thursday, October 25, 2018 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan
Conference ID: 1193016

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	October 25, 2018 12:00 p.m. Eastern Time through November 8, 2018 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  1193016

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018 (1)		2017 (1)		2018 (1)		2017 (1)
Net sales	$1,809.9		$1,640.1		$5,268.1		$4,760.6
Cost of sales	(1,366.7)	(2)	(1,243.1)	(3)	(4,048.2)	(2)	(3,661.2)	(3)
Gross profit	443.2		397.0		1,219.9		1,099.4
Selling, general, and administrative expenses	(134.2)	(2)	(129.6)		(406.7)	(2)	(386.9)
Other expense, net	(10.5)	(2)	(24.8)	(3)	(32.2)	(2)	(32.4)	(3)(4)
Income from operations	298.5		242.6		781.0		680.1
Interest expense, net and other	(24.4)		(25.7)		(75.0)		(75.5)
Income before taxes	274.1		216.9		706.0		604.6
Provision for income taxes	(67.4)		(77.8)	(3)	(172.6)		(204.9)	(3)
Net income	$206.7		$139.1		$533.4		$399.7

Earnings per share:
Basic	$2.19		$1.47		$5.65		$4.24
Diluted	$2.18		$1.47		$5.64		$4.23

Computation of diluted earnings per share under the two class method:
Net income	$206.7	$139.1	$533.4	$399.7
Less: Distributed and undistributed income available to participating securities	(1.6)	(1.1)	(4.1)	(3.4)
Net income attributable to PCA shareholders	$205.1	$138.0	$529.3	$396.3
Diluted weighted average shares outstanding	94.0	93.8	93.9	93.7
Diluted earnings per share	$2.18	$1.47	$5.64	$4.23

Supplemental financial information:
Capital spending	$130.4	$86.9	$404.3	$226.2
Cash balance	$293.8	$370.5	$293.8	$370.5

(1)

Effective January 1, 2018, the Company adopted ASU 2014-09 (Topic 606): Revenue from Contracts with Customers using the modified retrospective method. The new revenue standard provides additional clarity concerning contract fulfillment costs, which resulted in certain costs being classified as Cost of Sales rather than Selling, General, and Administrative expenses in the current period reflected herein. The Company also adopted ASU 2017-07, Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost on January 1, 2018 and applied this standard retrospectively to the prior period reflected herein. This new standard requires the presentation of non-service cost components of net periodic pension expense to be shown separately outside the subtotal of operating income in the income statement. For more information, see Note 2, New and Recently Adopted Accounting Standards, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements in “Part I, Item 1. Financial Statements” of our third quarter 2018 report on Form 10-Q, which we plan to file on or about November 7, 2018.

(2)	The three and nine months ended September 30, 2018 include the following:
a.

$4.0 million and $26.4 million, respectively, of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

b.

$1.3 million and $1.8 million, respectively, of charges consisting of closure costs related to corrugated products facilities and a corporate administration facility, which were recorded in “Other expense, net”, “Selling, general, and administrative expenses”, and “Cost of sales”, as appropriate.

c.	$0.5 million of costs for the property damage insurance deductible for a weather-related incident at one of the corrugated products facilities, which were recorded in “Other expense, net”.

d.	$0.1 million of charges related to the Sacramento Container acquisition and integration, which were recorded in “Other expense, net”.

(3)	The three and nine months ended September 30, 2017 include the following:

a.

$0.9 million and $1.9 million, respectively, of charges consisting of closure costs related to corrugated products facilities, a paper administration facility, and a lump sum settlement of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities, which were recorded in “Other expense, net”.

b.

$0.5 million and $0.8 million, respectively, of charges related to the Sacramento Container acquisition and integration costs related to other recent acquisitions, which were recorded in “Other expense, net”.

c.

$25.3 million of charges related to the announced second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to a high-performance 100% virgin kraft linerboard machine. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

d.

$3.3 million of tax expense for the change in value of deferred taxes as a result of an internal legal entity consolidation that will simplify future operating activities, which was recorded in “Provision for income taxes”.

(4)	The nine months ended September 30, 2017 include the following:
a.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, Louisiana mill.
b.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Segment sales
Packaging	$1,535.1	$1,346.6	$4,434.2	$3,915.0
Paper	254.3	271.4	774.5	784.3
Corporate and Other	20.5	22.1	59.4	61.3
	$1,809.9	$1,640.1	$5,268.1	$4,760.6

Segment income (loss)
Packaging	$284.4	$263.2	$782.3	$681.7
Paper	32.3	(2.6)	55.7	52.5
Corporate and Other	(18.2)	(18.0)	(57.0)	(54.1)
Income from operations	298.5	242.6	781.0	680.1
Interest expense, net and other	(24.4)	(25.7)	(75.0)	(75.5)
Income before taxes	$274.1	$216.9	$706.0	$604.6

Segment income (loss) excluding special items (1)
Packaging	$289.9	$264.3	$793.3	$687.5
Paper	32.9	23.0	73.3	78.1
Corporate and Other	(18.4)	(18.0)	(56.8)	(54.8)
	$304.4	$269.3	$809.8	$710.8

EBITDA excluding special items (1)
Packaging	$378.2	$343.0	$1,049.0	$921.7
Paper	44.1	37.5	113.0	120.6
Corporate and Other	(16.5)	(16.3)	(52.1)	(50.4)
	$405.8	$364.2	$1,109.9	$991.9

 ____________

(1)

Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Packaging
Segment income	$284.4	$263.2	$782.3	$681.7
Facilities closure and other costs	1.5	0.6	1.6	1.6
Acquisition and integration related costs	0.1	0.5	0.1	0.8
Wallula mill restructuring	3.4	—	8.8	—
Insurance deductible for property damage	0.5	—	0.5	—
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
Segment income excluding special items (1)	$289.9	$264.3	$793.3	$687.5

Paper
Segment income	$32.3	$(2.6)	$55.7	$52.5
Wallula mill restructuring	0.6	25.3	17.6	25.3
Facilities closure and other costs	—	0.3	—	0.3
Segment income excluding special items (1)	$32.9	$23.0	$73.3	$78.1

Corporate and Other
Segment loss	$(18.2)	$(18.0)	$(57.0)	$(54.1)
Facilities closure and other costs	(0.2)	—	0.2	—
Hexacomb working capital adjustment	—	—	—	(0.7)
Segment loss excluding special items (1)	$(18.4)	$(18.0)	$(56.8)	$(54.8)

Income from operations	$298.5	$242.6	$781.0	$680.1

Income from operations, excluding special items (1)	$304.4	$269.3	$809.8	$710.8

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$274.1	$(67.4)	$206.7	$2.18	$216.9	$(77.8)	$139.1	$1.47
Special items (2):
Wallula mill restructuring	4.0	(1.1)	2.9	0.04	25.3	(9.8)	15.5	0.16
Facilities closure and other costs	1.3	(0.3)	1.0	0.01	0.9	(0.3)	0.6	0.01
Acquisition and integration related costs	0.1	—	0.1	—	0.5	(0.2)	0.3	—
Insurance deductible for property damage	0.5	(0.1)	0.4	—	—	—	—	—
Internal legal entity consolidation	—	—	—	—	—	3.3	3.3	0.04
Total special items	5.9	(1.5)	4.4	0.05	26.7	(7.0)	19.7	0.21
Excluding special items	$280.0	$(68.9)	$211.1	$2.23	$243.6	$(84.8)	$158.8	$1.68

	Nine Months Ended
	September 30,
	2018				2017
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$706.0	$(172.6)	$533.4	$5.64	$604.6	$(204.9)	$399.7	$4.23
Special items (2):
Wallula mill restructuring	26.4	(6.6)	19.8	0.22	25.3	(9.7)	15.6	0.16
Facilities closure and other costs	1.8	(0.5)	1.3	0.01	1.9	(0.7)	1.2	0.01
Acquisition and integration related costs	0.1	—	0.1	—	0.8	(0.3)	0.5	0.01
Insurance deductible for property damage	0.5	(0.1)	0.4	—	—	—	—	—
DeRidder mill incident	—	—	—	—	5.0	(1.9)	3.1	0.03
Hexacomb working capital adjustment	—	—	—	—	(2.3)	0.9	(1.4)	(0.01)
Internal legal entity consolidation	—	—	—	—	—	3.3	3.3	0.04
Total special items	28.8	(7.2)	21.6	0.23	30.7	(8.4)	22.3	0.24
Excluding special items	$734.8	$(179.8)	$555.0	$5.87	$635.3	$(213.3)	$422.0	$4.47

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$206.7	$139.1	$533.4	$399.7
Interest expense, net and other	24.4	25.7	75.0	75.5
Provision for income taxes	67.4	77.8	172.6	204.9
Depreciation, amortization, and depletion	101.5	97.5	313.7	283.7
EBITDA (1)	$400.0	$340.1	$1,094.7	$963.8
Special items:
Wallula mill restructuring	3.7	22.7	13.0	22.7
Facilities closure and other costs	1.5	0.9	1.6	1.9
Acquisition and integration related costs	0.1	0.5	0.1	0.8
Insurance deductible for property damage	0.5	—	0.5	—
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(2.3)
EBITDA excluding special items (1)	$405.8	$364.2	$1,109.9	$991.9

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Packaging
Segment income	$284.4	$263.2	$782.3	$681.7
Depreciation, amortization, and depletion	88.6	78.7	256.3	234.2
EBITDA (1)	373.0	341.9	1,038.6	915.9
Facilities closure and other costs	1.5	0.6	1.6	1.6
Acquisition and integration related costs	0.1	0.5	0.1	0.8
Wallula mill restructuring	3.1	—	8.2	—
Insurance deductible for property damage	0.5	—	0.5	—
DeRidder mill incident	—	—	—	5.0
Hexacomb working capital adjustment	—	—	—	(1.6)
EBITDA excluding special items (1)	$378.2	$343.0	$1,049.0	$921.7

Paper
Segment income	$32.3	$(2.6)	$55.7	$52.5
Depreciation, amortization, and depletion	11.2	17.1	52.5	45.1
EBITDA (1)	43.5	14.5	108.2	97.6
Wallula mill restructuring	0.6	22.7	4.8	22.7
Facilities closure and other costs	—	0.3	—	0.3
EBITDA excluding special items (1)	$44.1	$37.5	$113.0	$120.6

Corporate and Other
Segment loss	$(18.2)	$(18.0)	$(57.0)	$(54.1)
Depreciation, amortization, and depletion	1.7	1.7	4.9	4.4
EBITDA (1)	(16.5)	(16.3)	(52.1)	(49.7)
Hexacomb working capital adjustment	—	—	—	(0.7)
EBITDA excluding special items (1)	$(16.5)	$(16.3)	$(52.1)	$(50.4)

EBITDA excluding special items (1)	$405.8	$364.2	$1,109.9	$991.9

 ____________

(1)	See footnote (1) on page 3, for a discussion of non-GAAP financial measures.